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                                                                  EXHIBIT 10.3.2

(WESTERN DIGITAL(R) LOGO)                           WESTERN DIGITAL CORPORATION
                                                    ID: 95-2647125
                                                    P.O. Box 19665
                                                    Lake Forest, CA 92630-7741
NOTICE OF GRANT OF RESTRICTED STOCK                 (949) 672-7000 x 27985/27986
AND RESTRICTED STOCK AGREEMENT

((FN))((MN))((LN))                    OPTION NUMBER: ((NBR))
((AD1))                               PLAN:          ((PLN))
((AD2))                               ID:             ((ID))
((CTY)), ((ST)) ((Z))

Congratulations! Effective ((optdt)), you have been granted restricted stock of Western Digital Corporation. These shares were granted under the Broad-Based Stock Incentive Plan.

Shares in each period will become vested on the date shown.

             Shares                       Vest Type                   Full Vest
             ------                       ---------                   ---------
             ((sp1))                      ((vtpr1))                    ((vdp1))
             ((sp2))                      ((vtp2))                     ((vdp2))
             ((sp3))                      ((vtp3))                     ((vdp3))
             ((sp4))                      ((vtp4))                     ((vdp4))

This is a restricted stock agreement. By accepting these awards, you are agreeing to the terms in this agreement and in the attached Standard Terms and Conditions for Restricted Stock Awards (Executives). Please read the attached documents. If you do not agree to these terms you may promptly return this agreement to the Stock Plans Administrator.
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(WESTERN DIGITAL(R) LOGO)

Western Digital Corporation 20511 Lake Forest Drive
Lake Forest, California 92630-7741

                        STANDARD TERMS AND CONDITIONS FOR
                      RESTRICTED STOCK AWARDS (EXECUTIVES)
                        Broad-Based Stock Incentive Plan

1.   RESTRICTED STOCK SUBJECT TO BROAD-BASED STOCK INCENTIVE PLAN.

The Restricted Stock (the "Restricted Stock") listed in the attached Notice of Grant of Restricted Stock and Restricted Stock Agreement (this "Notice") were issued under Western Digital Corporation's (the "Company's") Broad-Based Stock Incentive Plan (the "Plan"), and are subject to the terms and provisions thereof. To the extent any information in the Notice, the prospectus, or other information provided by the Company, or these Standard Terms and Conditions (these "Standard Terms") conflicts with the Plan, the terms and conditions of the Plan shall control. The holder of Restricted Stock is referred to herein as the "Participant". Capitalized terms not defined herein have the meanings set forth in the Plan.

2.   RESTRICTED STOCK AGREEMENT.

Each Notice, including these Standard Terms, constitutes the Restricted Stock Agreement with respect to the Restricted Stock Award pursuant to Section 9.3 of the Plan.

3.   TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH

In the event the Participant ceases to be an employee of the Company and its subsidiaries for any reason, any Restricted Stock granted to the Participant with respect to which the restrictions have not lapsed will be forfeited; provided, however, that if the Participant ceases to be an employee of the Company due to death, the shares of Restricted Stock due to vest on the next vesting date will immediately vest in full, and any other unvested shares of Restricted Stock granted to the Participant will be forfeited.

4. MODIFICATION, EXTENSION, AND RENEWAL OF RESTRICTIONS: ALTERATION OF VESTING PERIODS

Subject to the terms and conditions of the Plan, the Committee may modify the restrictions applicable to any Restricted Stock Award. Without limitation of the foregoing, the Committee may at any time and from time to time in its discretion designate shorter or longer vesting periods for the Restricted Stock, or modify any performance criteria or other terms or conditions applicable to the Restricted Stock.

5.   CHANGES IN CAPITAL STRUCTURE

If the outstanding securities of the class then constituting the Restricted Stock are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee may make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may constitute the Restricted Stock.


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6.   CHANGE OF CONTROL

Upon the occurrence of a Change of Control of the Company or a Change of Control Transaction, each as defined in the Plan, any restrictions applicable to the Restricted Stock still in effect at the time of such occurrence shall lapse, including any conditions applicable to the grant, issuance, retention, transferability, vesting or any other restrictions applicable to the Restricted Stock.

7.   WITHHOLDING TAXES

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act withholdings, or other amounts are required by applicable law or governmental regulation to be withheld from Participant's salary, wages, or other remuneration in connection with the grant or vesting of Restricted Stock, the Company may withhold from Participant's wages, if any, or other remuneration, or may require Participant to advance in cash to the Company, or to any affiliate of the Company which employs or employed Participant, the amount of such withholdings unless a different withholding arrangement, including share withholding or the use of previously owned shares of the Company's common stock (which the Committee may require to have been held for at least six (6) months), is authorized by the Committee in its discretion (and permitted by law). If the fair market value of any shares of the Company's common stock withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Committee may condition the transfer of any shares of the Company's common stock or the lifting of any restrictions on any Restricted Stock on the satisfaction by Participant of the foregoing withholding obligations.

8.   OTHER RESTRICTED STOCK AWARD TERMS

The (i) number of Restricted Shares, (ii) date of grant of the Restricted Shares, (iii) original vesting schedule for the Restricted Shares, and (iv) any other performance criteria or other conditions to vesting are each as set forth in the Notice. Notwithstanding any other provision of these Standard Terms, no Restricted Stock shall become vested after the expiration date set forth in the Notice.

9.   NONTRANSFERABILITY

No Restricted Stock granted under the Plan shall be assignable or transferable except (i) by will or by the laws of descent and distribution, or (ii) subject to the final sentence of this Section 9, upon dissolution of marriage pursuant to a property settlement or domestic relations order, or (iii) as permitted on a case-by-case basis in the discretion of, and subject to such conditions as may be imposed by, the Committee to permit transfers to immediate family members, family trusts or family foundations of the grantee under circumstances that would not adversely affect the interests of the Company.

10.  COMPLIANCE WITH LAW

The obligation of the Company to sell, issue or deliver shares of its common stock under the Plan is subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any shares of its common stock prior to the completion of any registration or qualification of such shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall, in its sole discretion, determine to be necessary or advisable. The Plan constitutes an unfunded arrangement for key employees. Unless the shares of the Company's common stock constituting the Restricted Stock have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, the Participant may be required by the Company to give a representation in writing that the Participant will retain such shares of Company common stock for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, and the Company may issue stop transfer instructions to its transfer agent.

11.  NO RIGHT TO COMPANY EMPLOYMENT


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Nothing in the Plan or as a result of the grant of Restricted Stock shall confer on the Participant any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the Participant's employment at any time. The Committee has the sole right to interpret, amend, modify and/or discontinue the Plan or any awards, including the Restricted Stock Award, or any of their terms or conditions.

12.  RIGHTS AS A STOCKHOLDER

Subject to the provisions of the Plan, the Notice and these Terms and Conditions, Participant shall have all of the powers, preferences, and rights of a holder of Common Stock with respect to the shares of Common Stock comprising the Stock. Participant agrees and understands that nothing contained in these Terms and Conditions provides, or is intended to provide, any protection against potential future dilution of his or her stockholder interest in the Company for any reason. Any stock dividends paid in respect of shares of Restricted Stock shall be treated as additional Restricted Stock shares and shall be subject to the same restrictions and other terms and conditions that apply to the Restricted Stock with respect to which such stock dividends are paid.

13.  VENUE

Each of the parties hereto consents to the jurisdiction of any state or federal court located within the County of Orange, State of California, and irrevocably agrees that all actions or proceedings relating to this Notice shall be litigated in such courts, and each of the parties waives any objection which it may have based on personal jurisdiction, improper venue or forum non conveniens to the conduct of any such action or proceeding in any such court.

14.  GOVERNING LAW

The Notice, including these Standard Terms, shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

15.  ENTIRE AGREEMENT

The Notice, including these Standard Terms, and the Plan set forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral or written and contemporaneous oral discussion, agreement and understandings of any kind or nature.


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